UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Juniper Networks, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

JNPR Transaction Employee FAQ

Key Employee Messages

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Please keep in mind that the transaction is currently expected to close in late calendar year 2024 or early calendar year 2025. Until that time, we are operating as two separate companies and it is business as usual.

•	Your role, pay and benefits will not be impacted as a result of this announcement and our annual merit, bonus, promotion and equity cycles will continue as usual.

•	This combination is validation of our strategy and our proven execution in the market.

•	HPE shares our belief that Juniper’s employees are one of our most important assets, and they recognize that our people are the innovation engine and lifeblood of the organization.

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Once the transaction is complete, Rami will continue to lead the combined networking business, reporting into Antonio Neri, HPE’s CEO. We are excited about the opportunities we will have by joining HPE.

General / Strategic Rationale

1.	What did we announce?

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HPE and Juniper Networks announced an agreement under which HPE will acquire Juniper for $40.00 per share in cash. The purchase price represents a premium of approximately 32% to the unaffected closing price of Juniper’s common stock on January 8, 2024, the last full trading day prior to media reports regarding a possible transaction.

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The transaction is expected to close currently expected to close in late calendar year 2024 or early calendar year 2025, subject to receipt of required regulatory approvals and satisfaction of customary closing conditions.

2.	Why is HPE the right partner for Juniper?

•	This combination is validation of our strategy and our proven execution in the market.

•	HPE is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud.

•	With HPE, we will have the tools and the scale to most effectively lead an industry revolution to experience-first networking.

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Combined, we will have more resources to develop, sell and support products in all network domains, and in all of our customer segments (enterprise, cloud and service provider) so that those that are using the network to live, work and play are trusting the network for their most important applications irrespective of where they are.

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The HPE product portfolio complements the Juniper one in many key areas. Together, we expect to accelerate AI innovation in the networking market, leveraging secure AI-native and cloud-native networking to deliver superior customer experiences, while scaling and growing even faster.

•	This is expected to be an important catalyst to drive innovation across the entire networking stack, including campus, branch, data center and wide area networking.

•	We will also deliver an industry-leading combination of comprehensive and end-to-end solutions built on the foundation of cloud, high performance and ‘Experience-first’.

•	It is clear that the HPE team has the utmost respect for what we have achieved at Juniper.

•	HPE shares our belief that Juniper’s employees are one of our most important assets and they recognize that our people are the innovation engine and lifeblood of the organization.

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Both companies invest heavily in employee development and retention. Like Juniper, HPE is repeatedly recognized as a great place to work, including being ranked 19th on Fortune’s 2022 list of 100 Best Companies to Work For.

3.	What does this say about our strategy and company performance to date?

•	This combination is validation of our experience-first strategy and our proven execution in all product areas and customer segments.

•	Our goal is to lead a market change to experience-first networking. We want to be at the forefront of innovation, and we have successfully shifted the industry over time.

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HPE has agreed to pay a premium for Juniper in recognition of our talented workforce, the strength of our Enterprise growth and our leadership in key areas, such as AI, cloud, automation, silicon diversity, 5G, connected security, routing and so much more. This is a strong validation of our strategy and execution in the market, and we couldn’t have achieved this terrific outcome without your tireless efforts and dedication to Juniper.

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The combined company is expected to give us a unique opportunity to accelerate this strategy with increased reach and to allow both companies to continue delivering truly value-enhancing solutions for our customers.

4.	Why now? How did this transaction come about?

•	We are embarking on this journey because the industry is at a key inflection point as demand around cloud and AI has never been higher – and with that comes tremendous opportunity.

•	We have been working hard to determine how we can best seize that opportunity and chart our path forward for the next decade and beyond.

•	While evaluating our strengths and the areas we could potentially bolster, it became clear that with HPE, we will have the tools and the scale to capitalize on this important moment in time.

•	We are pleased HPE recognizes the exceptional company we have built, and the strength of our differentiated products in Campus and Branch, Wide Area Networking and Data Center.

•	HPE’s acquisition premium validates our driving strategy and execution in the market.

•	While both companies are strong on their own, our leadership teams are confident that together we will be able to provide a superior value proposition for customers across our offerings.

Employees

5.	What changes for me right now?

•	The transaction is currently expected to close in late calendar year 2024 or early calendar year 2025. Until that time, you will continue as you have in your role in supporting the business.

•	At close, Rami will continue to lead the combined networking business, reporting into Antonio Neri, HPE’s CEO. We are excited about the opportunities we will have by joining HPE.

•	Until close, we are operating as separate companies and continuing to compete in the marketplace. In short, it is business as usual.

•	We must all remain focused on serving our customers and partners with the same commitment and trust we always do.

•	Your leadership will inform you if there are any changes to your work priorities. If you have any questions, please reach out to your manager.

6.	What does this mean for me after the transaction has closed?

•	HPE shares our belief that Juniper’s employees are one of our most important assets.

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Both companies invest heavily in employee progression and retention. Like Juniper, HPE is continually distinguished as a great place to work, including being ranked 19th on Fortune’s 2022 list of 100 Best Companies to Work For.

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While working with HPE’S CEO, Antonio Neri, to reach this agreement, it became clear that the HPE team has the utmost respect for what we have achieved and recognizes that our people are the innovation engine and lifeblood of the organization.

•	We’re confident that the combined organization will be a premier destination for AI-native networking, and our optimism and enthusiasm for Juniper’s future has never been higher.

7.	Will any employees be required to relocate as a result of this transaction?

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The transaction is currently expected to close in late calendar year 2024 or early calendar year 2025, and until then, we are operating as usual and don’t expect the transaction to impact where employees live and work.

•	It is still very early in the process and there are many decisions that have yet to be made. Right now, it is business as usual.

•	Together with HPE, we will assess what changes will need to be made and are committed to keeping employees informed well in advance.

8.	What happens to my unvested Juniper RSUs?

•	Until closing, we remain an independent public company, and RSUs will continue to vest on the same terms previously communicated.

•	Once the transaction closes, unvested Juniper RSUs will convert into HPE RSUs based on the applicable conversion ratio from the merger agreement and subject to the same vesting schedule.

9.	What happens to my ESPP?

•	We will continue our Offering Period that is currently in process (August 1, 2022 to July 31, 2024).

•	If you are a participant in this offering period, you can continue to be enrolled, however, you will not be able to increase your participation percentage.

•	If you are not currently enrolled in the current offering period, you will not be able to participate in our ESPP.

•	HPE will provide information about the Company’s ESPP plan at a later date.

10.	Are employees allowed to buy / sell Juniper shares? What about HPE shares?

•	Employees can buy or sell their shares as they please, provided they do so in accordance with applicable regulations and our existing policies, including our insider trading policy.

11.	Will there be changes to employee compensation or benefits as a result of this transaction?

•	Until the transaction closes, we will operate under our current compensation and benefit programs. Our annual merit, bonus, promotion and equity cycles will continue as usual.

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As the companies get to know each other better, it will become more clear how the companies will come together. An integration planning team will be formed to focus on the combined organization. We will provide additional information as these and other important decisions have been made.

Leadership / Integration / Headquarters

12.	What are the plans to integrate our two companies? How long will integration take? How are you approaching integration planning? Who will lead the integration efforts?

•	We are still in the very early days.

•	The transaction is currently expected to close in late calendar year 2024 or early calendar year 2025.

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Over the coming weeks, an integration planning team will be formed to determine what the combined company will look like, and decisions will be made concerning organizational structure, among other important matters.

•	Both HPE and Juniper have experience undertaking successful company integrations, and each will appoint integration planning leaders to ensure a smooth process.

•	We will continue to communicate new information to you throughout the process, leading up to the completion of the transaction and beyond.

13.	What happens to Rami and the leadership team?

•	Upon closing of the transaction, Juniper CEO Rami Rahim will lead the combined HPE networking business, reporting to HPE President and CEO Antonio Neri.

•	Please keep in mind it is still very early in the process and there are still many decisions to be made. We are committed to keeping employees informed throughout the integration process.

•	Until then, we are operating as separate companies and continuing to compete in the marketplace. In short, it is business as usual.

14.	Will there be changes to Juniper’s product roadmap?

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The transaction is expected to strengthen the combined company’s position at the nexus of accelerating macro-AI trends, expand the company’s total addressable market and drive further innovation for customers at scale.

•	Juniper expects to leverage HPE’s global resources and capabilities to deliver enhanced value and a broader suite of options without sacrificing performance.

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In short, our focus is on leveraging HPE’s reach to accelerate our own vision and strategic goals and realizing that together, HPE and Juniper expect to increase the speed of innovation in the networking market, leading with AI-native networking to deliver next-generation digital experiences and enable new business models for customers of all sizes without sacrificing performance.

15.	Upon transaction close, where will Juniper’s headquarters be located? What about our international offices?

•	As part of the integration process, the integration team will develop a plan, which will include decisions such as headquarters and office locations.

•	Please keep in mind it is still very early in the process and there are still many decisions to be made. We are committed to keeping employees informed throughout the integration process.

16.	What will happen to the Juniper name and our brands?

•	As part of the integration process, the integration team will develop a plan, which will include decisions such as name and branding.

Communicating with Stakeholders / Next Steps

17.	Can we engage with our HPE counterparts prior to close?

•	Please do not reach out to individual HPE employees regarding the combination before the close of the transaction, which we expect to occur in late calendar year 2024 or early calendar year 2025.

•	As part of the integration process, the integration team will develop a plan, which will include guidelines for engagement with HPE.

•	If an HPE person reaches out to you, before responding you should check with your manager.

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If you are authorized to share information with HPE, it should go through the designated process, which can be found on the Core site. It can be a legal violation for you to coordinate with HPE outside of these procedures.

18.	Can I post on social media about this transaction?

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You can share Juniper’s social posts from only our official channels, but in order to not disrupt the regulatory review process, please do not add any commentary to official posts that you choose to share.

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Likewise, please do not engage with third parties related to this transaction, including inquiries from media or analysts. This includes but is not limited to liking messages, responding to other users or reposting news stories or other content related to this transaction.

19.	How should Juniper employees handle inquiries from customers, partners or suppliers regarding this announcement?

•	You can tell customers, partners and vendors that today’s announcement does not have any impact on our day-to-day operations, our solutions or how we work with them.

•	Juniper contacts remain the same, and all current contracts will carry on in the normal course.

•	Our entire team remains focused on serving our customers with the same partnership and trust as always.

•	If any other messaging gets approved, we will share it with you via email or on the Core.

20.	When will I receive additional information on the transaction and the integration of Juniper into HPE? If I have other questions, who should I speak to?

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Until the transaction closes, Juniper and HPE will continue to operate as separate, independent companies, and employees should remain focused on their daily responsibilities and serving our customers with the same partnership and trust you always do.

•	We are committed to keeping you informed and will share important developments as we move through the integration planning process.

•	If you have any additional questions, we encourage you to reach out to your manager.

21.	How should Juniper employees handle inquiries from the media?

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It is important that we speak with one voice. Consistent with company policy, please ensure that you and your teams immediately direct all media inquiries to Elliott Burr at eburr@juniper.net and all investor and analyst inquiries to Jess Lubert at jlubert@juniper.net.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks, uncertainties and assumptions and are based on Juniper’s current expectations, estimates, projections, beliefs and assumptions made by Juniper, all of which are subject to change. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Juniper’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements and you should not place undue reliance on any such statements, and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing or at all, including obtaining stockholder and regulatory approvals and other conditions to the completion of the transaction; (ii) the ability of HPE to integrate and implement its plans, forecasts and other expectations with respect to Juniper’s business after the completion of the proposed transaction and realize additional opportunities for growth and innovation; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) Juniper’s ability to implement its business strategies; (v) potential significant transaction costs associated with the proposed transaction; (vi) the risks related to HPE’s financing of the proposed transaction, (vii) potential litigation or regulatory actions relating to the proposed transaction; (viii) the risk that disruptions from the proposed transaction will harm Juniper’s business, including current plans and operations, and risks related to diverting management’s attention from Juniper’s ongoing business operations and relationships; (ix) the ability of Juniper to retain and hire key personnel; (x) potential adverse business uncertainty resulting from the announcement, pendency or completion of the proposed transaction, including restrictions during the pendency of the proposed transaction that may impact Juniper’s ability to pursue certain business opportunities or strategic transactions; (xi) legal, regulatory, tax and economic developments affecting Juniper’s business; (xii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as Juniper’s response to any of the aforementioned factors; and (xiii) other risks described in Juniper’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Juniper from time to time with the SEC. These risks should not be considered a complete statement of all potential risks and uncertainty, and are discussed more fully, along with other risks associated with the proposed transaction, in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Juniper does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between Juniper and HPE, Juniper will file with the SEC the Proxy Statement, the definitive version of which will be sent or provided to Juniper stockholders. Juniper may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Juniper may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Juniper through the website maintained by the SEC at www.sec.gov, Juniper’s investor relations website at https://investor.Juniper.net or by contacting the Juniper investor relations department at the following:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@Juniper.net

Participants in the Solicitation

Juniper and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Juniper’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Juniper’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 29, 2023. Juniper stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Juniper directors and executive officers in the transaction, which may be different than those of Juniper stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

To the extent holdings of Juniper’s securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement relating to the proposed transaction when it is filed with the SEC.